Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)    Registration Statement (Form S-3 No. 333-234965) of BlueLinx Holdings Inc.,
2)    Registration Statement (Form S-8 No. 333-124721) pertaining to the BlueLinx Holdings Inc. Equity Incentive Plan,
3)    Registration Statement (Form S-8 No. 333-134612) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,
4)    Registration Statement (Form S-8 No. 333-151529) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,
5)    Registration Statement (Form S-8 No. 333-176130) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,
6)    Registration Statement (Form S-8 No. 333-183027) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan,
7)    Registration Statement (Form S-8 No. 333-211838) pertaining to the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan,
8)    Registration Statement (Form S-8 No. 333-225444) pertaining to the BlueLinx Holdings Inc. 2016 Amended and Restated Long-Term Incentive Plan, and
9)    Registration Statement (Form S-8 No. 333-256642) pertaining to the BlueLinx Holdings Inc. 2021 Long-Term Incentive Plan;

of our reports dated February 24, 2026, with respect to the consolidated financial statements of BlueLinx Holdings Inc. and the effectiveness of internal control over financial reporting of BlueLinx Holdings Inc. included in this Annual Report (Form 10-K) of BlueLinx Holdings Inc. for the year ended January 3, 2026.

/s/ Ernst & Young LLP

Atlanta, Georgia
February 24, 2026